Exhibit 99.1
THE GEO GROUP REPORTS FOURTH QUARTER 2007 RESULTS
•	4Q GAAP Income from Continuing Operations Increased to $11.5 Million — $0.22 EPS

•	4Q Pro-Forma Income from Continuing Operations Increased to $14.1 Million — $0.27 EPS

•	4Q Revenue Increased to $262.6 Million from $247.4 Million

•	GEO Maintains 2008 Pro Forma Earnings Guidance of $1.27 to $1.35 EPS
Boca Raton, Fla. — February 13, 2008 — The GEO Group (NYSE: GEO) (“GEO”) today reported fourth quarter and full-year 2007 financial results. All financial results in this press release have been adjusted to reflect the effect of GEO’s June 1, 2007 2-for-1 stock split as well as GEO’s October 2, 2006 3-for-2 stock split.
GEO reported fourth quarter 2007 GAAP Income from Continuing Operations of $11.5 million, or $0.22 per share, based on 51.8 million diluted weighted average shares outstanding, compared to $10.5 million, or $0.26 per share, based on 40.3 million diluted weighted average shares outstanding in the fourth quarter of 2006. For the full-year 2007, GEO reported GAAP Income from Continuing Operations of $41.3 million, or $0.84 per share, based on 49.2 million diluted weighted average shares outstanding compared to $30.3 million, or $0.85 per share, based on 35.7 million diluted weighted average shares outstanding in 2006.
Fourth quarter 2007 Pro Forma Income from Continuing Operations increased to $14.1 million, or $0.27 per share, based on 51.8 million diluted weighted average shares outstanding, from Pro Forma Income from Continuing Operations of $10.7 million, or $0.26 per share, based on 40.3 million diluted weighted average shares outstanding in the fourth quarter of 2006. For the full-year 2007, Pro Forma Income from Continuing Operations increased to $51.5 million, or $1.05 per share, on 49.2 million diluted weighted average shares outstanding, from Pro Forma Income from Continuing Operations of $32.4 million, or $0.91 per share, based on 35.7 million diluted weighted average shares outstanding in 2006. GEO’s fourth quarter 2007 pro forma earnings results exclude $1.3 million, or $0.02 per share, in after-tax start-up expenses; $0.4 million, or $0.01 per share, in after-tax phase-out expenses related to the discontinuation of the 200-bed Coke County Juvenile Justice Center and the 489-bed Dickens County Correctional Center in Texas; and $0.8 million, or $0.02 per share associated with the write-off of deferred acquisition expenses.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are very pleased with our fourth quarter and year-end results. During 2007, our Company experienced the best operational and financial year in its history. Our strong operational and financial performance validates our diversified growth strategy through our three business units of U.S. Corrections, International Services, and GEO Care. We continue to have a strong pipeline of projects under development, and we remain very optimistic about the new business development opportunities our Company is pursuing through our three business units. Our robust project pipeline and our strong operational structure will continue to drive our growth in 2008 and beyond.”
— More —

N E W S   R E L E A S E
Pro Forma Income from Continuing Operations excludes the items set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP Income from Continuing Operations for the fourth quarter and full-year 2007. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Pro Forma Income from Continuing Operations.
Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

(In thousands except per share data)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	30-Dec-07	31-Dec-06	30-Dec-07	31-Dec-06
Income from continuing operations	$11,477	$10,537	$41,265	$30,308
Start-up expenses, net of tax	1,316	926	5,085	2,045
Construction cost overruns, net of tax	—	—	536	—
Contract phase out costs, net of tax	424	—	813	—
Write of deferred financing fees, net of tax	—	—	2,972	803
Deferred acquisition expenses, net of tax	844	—	844	—
International tax benefit, net of tax	—	(750)	—	(750)

Pro forma income from continuing operations	$14,061	$10,713	$51,515	$32,406

Diluted earnings per share
Income from Continuing Operations, net of tax	$0.22	$0.26	$0.84	$0.85
Start-up expenses, net of tax	0.02	0.02	0.10	0.06
Construction cost overruns, net of tax	—	—	0.01	—
Contract phase out costs, net of tax	0.01	—	0.02	—
Write of deferred financing fees, net of tax	—	—	0.06	0.02
Deferred acquisition expenses, net of tax	0.02	—	0.02	—
International tax benefit, net of tax	—	(0.02)	—	(0.02)

Diluted pro forma earnings per share	$0.27	$0.26	$1.05	$0.91

Weighted average shares outstanding	51,774	40,340	49,192	35,744

Revenue
GEO reported fourth quarter 2007 revenue of $262.6 million compared to $247.4 million in the fourth quarter of 2006. Exclusive of pass-through construction revenues, GEO reported fourth quarter 2007 operating revenues of $235.0 million. U.S. Corrections revenue for the fourth quarter of 2007 increased to $169.2 million from $161.5 million for the fourth quarter of 2006. International Services revenue for the fourth quarter of 2007 increased to $34.6 million from $28.7 million for the fourth quarter of 2006. GEO Care revenue for the fourth quarter of 2007 increased to $31.2 million from $20.2 million for the fourth quarter of 2006.
For the full-year 2007, GEO reported revenue of $1.02 billion compared to $860.9 million in 2006. Exclusive of pass-through construction revenues, GEO reported operating revenues of $916.0 million for the full-year 2007. U.S. Corrections revenue for the full-year 2007 increased to $672.0 million from $612.8 million in 2006. International Services revenue for the full-year 2007 increased to $130.3 million from $103.6 million in 2006. GEO Care revenue for the full-year 2007 increased to $113.8 million from $70.4 million in 2006.
— More —

N E W S   R E L E A S E
Adjusted EBITDA
Fourth quarter 2007 Adjusted EBITDA increased to $37.1 million from $25.2 million in the fourth quarter of 2006. Adjusted EBITDA for the full-year 2007 increased to $143.2 million from $91.2 million in 2006. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net Income for the fourth quarter and full-year 2007.
Table 2. Reconciliation from Adjusted EBITDA to GAAP Net Income

(In thousands)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	30-Dec-07	31-Dec-06	30-Dec-07	31-Dec-06
Net income	$11,477	$10,515	$41,845	$30,031
Discontinued operations	—	22	(580)	277
Interest expense, net	5,792	3,355	27,305	17,544
Income tax provision	6,696	5,363	24,226	16,505
Depreciation and amortization	8,939	4,467	33,870	22,235

EBITDA	$32,904	$23,722	$126,666	$86,592

Adjustments, pre-tax
Start-up expenses	2,122	1,494	8,203	3,298
Construction cost overruns	—	—	864	—
Contract phase out costs	685	—	1,313	—
Write of deferred financing fees	—	—	4,794	1,295
Deferred acquisition expenses	1,361	—	1,361	—

Adjusted EBITDA	$37,072	$25,216	$143,201	$91,185

Adjusted Free Cash Flow
Adjusted Free Cash Flow for the fourth quarter of 2007 increased to $19.5 million from $11.6 million for the fourth quarter of 2006. Adjusted Free Cash Flow for the full-year 2007 increased to $82.6 million from $51.5 million in 2006. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Free Cash Flow. The following table presents a reconciliation from Adjusted Free Cash Flow to GAAP Income from Continuing Operations for the fourth quarter and full-year 2007.
Table 3. Reconciliation of Adjusted Free Cash Flow to GAAP Income from Continuing Operations

(In thousands)	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	30-Dec-07	31-Dec-06	30-Dec-07	31-Dec-06
Income from Continuing Operations	$11,477	$10,537	$41,265	$30,308
Depreciation and Amortization	8,939	4,467	33,870	22,235
Income Tax Provision	6,696	5,363	24,226	16,505
Income Taxes Paid	(9,668)	(2,199)	(26,413)	(11,336)
Stock Based Compensation Included in G&A	1,035	424	3,409	1,341
Maintenance Capital Expenditures	(2,971)	(8,049)	(10,767)	(10,665)
Equity in Earnings of Affiliates, Net of Income Tax	(671)	(538)	(2,151)	(1,576)
Minority Interest	116	80	397	125
Amortization of Debt Costs and Other Non-Cash Interest	406	—	2,271	—
Write-off of Deferred Financing Fees	—	—	4,794	1,295
Start-up expenses	2,122	1,494	8,203	3,298
Construction cost overruns	—	—	864	—
Contract phase out costs	685	—	1,313	—
Deferred acquisition expenses	1,361	—	1,361	—

Adjusted Free Cash Flow	$19,527	$11,579	$82,642	$51,530

— More —

N E W S   R E L E A S E
Important Information on GEO’s Non-GAAP Financial Measures
Pro Forma Income from Continuing Operations, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures. Pro Forma Income from Continuing Operations is defined as Income from Continuing Operations excluding Start-Up Expenses, Construction Cost Overruns, Contract Phase-out Costs, Write-off of Deferred Financing Fees, and Write-off of Deferred Acquisition Expenses as set forth in Table 1 above. Adjusted EBITDA is defined as EBITDA excluding Start-Up Expenses, Construction Cost Overruns, Contract Phase-out Costs, Write-off of Deferred Financing Fees, and Write-off of Deferred Acquisition Expenses as set forth in Table 2 above. Adjusted Free Cash Flow is defined as Income from Continuing Operations after giving effect to the items set forth in Table 3 above. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included above in Tables 1, 2, and 3, respectively. GEO believes that these financial measures are important operating measures that supplement discussion and analysis of GEO’s financial results derived in accordance with GAAP. These non-GAAP financial measures should be read in conjunction with GEO’s consolidated financial statements and related notes included in GEO’s filings with the Securities and Exchange Commission.
2008 Financial Guidance
GEO is maintaining its previously-issued financial guidance for 2008. GEO is maintaining its 2008 operating revenue guidance in the range of $1.01 billion to $1.03 billion, excluding pass-through construction revenues, and its 2008 earnings guidance in the pro forma range of $1.27 to $1.35 per share, exclusive of $0.13 per share in after-tax start-up expenses associated with facility openings and $0.02 per share in after-tax bid and proposal expenses related to significant business development opportunities GEO is pursuing in the United Kingdom and South Africa.
GEO is maintaining its first quarter 2008 operating revenue guidance in the range of $240 million to $245 million, excluding pass-through construction revenues, and its first quarter 2008 earnings guidance in the pro forma range of $0.25 to $0.27 per share, excluding $0.02 per share in after-tax start-up expenses and $0.01 per share in after-tax bid and proposal expenses related to significant business development opportunities GEO is pursuing internationally. In addition, GEO’s first quarter 2008 earnings per share estimate reflects higher payroll tax costs estimated at $0.02 per share which are front-loaded in the first quarter of the year.
GEO is maintaining its second quarter 2008 operating revenue guidance in the range of $245 million to $250 million, excluding pass-through construction revenues, and its second quarter 2008 earnings guidance in the pro forma range of $0.30 to $0.32 cents per share, excluding $0.02 per share in after-tax start-up expenses and $0.01 per share in after-tax bid and proposal expenses related to significant business development opportunities GEO is pursuing internationally.
GEO is maintaining its third quarter 2008 operating revenue guidance in the range of $255 million to $260 million, excluding pass-through construction revenues, and its third quarter 2008 earnings guidance in the pro forma range of $0.33 to $0.35 cents per share, excluding $0.08 per share in after-tax start-up expenses.
— More —

N E W S   R E L E A S E
GEO is maintaining its fourth quarter 2008 operating revenue guidance in the range of $270 million to $275 million, excluding pass-through construction revenues, and its fourth quarter 2008 earnings guidance in the pro forma range of $0.39 to $0.41 per share, excluding $0.01 per share in after-tax start-up expenses.
GEO’s 2008 guidance is based on a number of assumptions related to GEO’s business including the continued operation of GEO’s current contracts at projected occupancy levels; the activation of GEO’s new projects on schedule; and the activation of one new contract by GEO Care in the second half of the year. GEO’s 2008 guidance does not include the potential reactivation of GEO’s 530-bed North Lake Correctional Facility in Baldwin, Michigan and the 200-bed Coke County Juvenile Justice Center in Bronte, Texas or any additional contract wins by GEO’s three business units of U.S. Corrections, International Services, and GEO Care, which could represent additional upside to GEO’s projections for 2008.
The following table provides a quarterly breakdown of GEO’s financial guidance for 2008.

2008 Operating Revenue Guidance (In Millions)
(Exclusive of Pass-Through Construction Revenue)	1Q 2008	2Q 2008	3Q 2008	4Q 2008	FY 2008

Revenue Guidance (February 13, 2008)	$240 - $245	$245 - $250	$255 - $260	$270 - $275	$1,010 - $1,030

2008 Earnings Per Share
	1Q 2008	2Q 2008	3Q 2008	4Q 2008	FY 2008

GAAP EPS Guidance (February 13, 2008)	$0.22 - $0.24	$0.27 - $0.29	$0.25 - $0.27	$0.38 - $0.40	$1.12 - $1.20
After-Tax Start-Up Expenses	$0.02	$0.02	$0.08	$0.01	$0.13
After-Tax International Bid and Proposal Expenses	$0.01	$0.01	—	—	$0.02

Revised Pro Forma Guidance (February 13, 2008)	$0.25 - $0.27	$0.30 - $0.32	$0.33 - $0.35	$0.39 - $0.41	$1.27 - $1.35

Diluted Weighted Average Shares Outstanding (In Millions)	51.8	51.8	51.8	51.8	51.8
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) today to discuss GEO’s fourth quarter 2007 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-831-6272 and the international call-in number is 1-617-213-8859. The participant pass-code for the conference call is 36958887. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 13, 2008 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 24342195. GEO will discuss Non- GAAP (“Pro Forma”) basis information on the conference call. A reconciliation from Non-GAAP (“Pro Forma”) basis information to GAAP basis results may be found on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.thegeogroupinc.com.
— More —

N E W S   R E L E A S E
About The GEO Group, Inc.
The GEO Group, Inc. (“GEO”) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of 67 correctional and residential treatment facilities with a total design capacity of approximately 59,000 beds, including projects under development.
Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2008 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (5) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (6) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) GEO’s ability to obtain future financing on acceptable terms; (8) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Fourth quarter and year-end financial tables to follow:

N E W S   R E L E A S E
THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN AND FIFTY-TWO WEEKS ENDED
DECEMBER 30, 2007 AND DECEMBER 31, 2006
(In thousands, except per share data)
(UNAUDITED)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	30-Dec-07	31-Dec-06	30-Dec-07	31-Dec-06
Revenues	$262,637	$247,404	$1,024,832	$860,882
Operating expenses	212,645	210,246	830,634	718,178
Depreciation and amortization	8,939	4,467	33,870	22,235
General and administrative expenses	17,643	13,894	64,492	56,268

Operating income	23,410	18,797	95,836	64,201
Interest income	2,210	2,881	8,746	10,687
Interest expense	(8,002)	(6,236)	(36,051)	(28,231)
Write off of deferred financing fees from extinguishment of debt	—	—	(4,794)	(1,295)

Income before income taxes, minority interest, equity in earnings of affiliate and discontinued operations	17,618	15,442	63,737	45,362
Provision for income taxes	6,696	5,363	24,226	16,505
Minority interest	(116)	(80)	(397)	(125)
Equity in earnings of affiliate	671	538	2,151	1,576

Income from continuing operations	11,477	10,537	41,265	30,308
Income (loss) from discontinued operations	—	(22)	580	(277)

Net income	$11,477	$10,515	$41,845	$30,031

Weighted-average common shares outstanding:
Basic	50,347	38,810	47,727	34,442

Diluted	51,774	40,340	49,192	35,744

Income per common share:
Basic:
Income from continuing operations	$0.23	$0.27	$0.87	$0.88
Income (loss) from discontinued operations	—	—	0.01	(0.01)

Net income per share-basic	$0.23	$0.27	$0.88	$0.87

Diluted:
Income from continuing operations	$0.22	$0.26	$0.84	$0.85
Income (loss) from discontinued operations	—	—	0.01	(0.01)

Net income per share-diluted	$0.22	$0.26	$0.85	$0.84

— More —

N E W S   R E L E A S E
The GEO Group, Inc. — Operating Data

	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	30-Dec-07	31-Dec-06	30-Dec-07	31-Dec-06
*Revenue-producing beds	49,820	48,873	49,820	48,873
*Average occupancy[1]	96.2%	98.0%	96.8%	97.1%
*Compensated man-days	4,314,586	4,149,101	17,260,398	15,761,357

*	Includes International Services and GEO Care

[1]	Does not include GEO’s idle facilities.
THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 30, 2007 AND DECEMBER 31, 2006
(In thousands)

	December 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$44,403	$111,520
Restricted cash	13,227	13,953
Accounts receivable, less allowance for doubtful accounts of $445 and $926	172,291	162,867
Deferred income tax asset	19,705	19,492
Other current assets	14,892	14,922

Total current assets	264,518	322,754

Restricted Cash	20,880	19,698
Property and Equipment, Net	783,612	287,374
Assets Held for Sale	1,265	1,610
Direct Finance Lease Receivable	43,213	39,271
Deferred income tax assets, net	4,918	4,941
Goodwill and Other Intangible Assets, Net	37,230	41,554
Other Non Current Assets	34,394	26,251

	$1,190,030	$743,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities Accounts payable	$48,661	$45,345
Accrued payroll and related taxes	34,766	31,320
Accrued expenses	85,528	81,220
Current portion of deferred revenue	—	1,830
Current portion of capital lease obligations, long-term debt and non-recourse debt	17,477	12,685
Current liabilities of discontinued operations	—	1,303

Total current liabilities	186,432	173,703

Deferred Revenue	—	1,755
Deferred Tax Liability	223	—
Minority Interest	1,642	1,297
Other Non Current Liabilities	30,179	24,816
Capital Lease Obligations	15,800	16,621
Long-Term Debt	305,678	144,971
Non-Recourse Debt	124,975	131,680
Total shareholders’ equity	525,101	248,610

	$1,190,030	$743,453

- End -